UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2014

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 11, 2014, HMS Income Fund, Inc. (the “Company”) entered into a senior secured revolving credit agreement (as amended from time to time, the “Syndicated Credit Facility”) among Capital One, National Association as lead arranger, sole book runner, and administrative agent (“Capital One”), and the financial institutions party thereto as lenders (together with Capital One, the “Lenders”) as amended by the First Amendment among the Company and Lenders dated May 30, 2014. On September 22, 2014, the Company entered into a Second Amendment (“Second Amendment”) to the Syndicated Credit Facility. The Second Amendment increases the revolver commitments by the amount of $35 million (from $70 million to $105 million) to be effectuated by a $5 million increase in the revolver commitment of one of the Lenders and the addition of a $30 million revolver commitment from a new lender in the Syndicated Credit Facility (the “Additional Lender”). The Additional Lender also joins the Syndicated Credit Facility as a lender as of the date thereof.

This description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 8.01.	Other Events.
  Fourth Quarter 2014 Distributions

With the authorization of its board of directors, HMS Income Fund recently declared distributions for the months of October - December 2014 with respect to shares of its common stock, par value $0.001 per share (the "Common Stock"). These distributions will be calculated based on stockholders of record each day from October 1, 2014 through December 31, 2014 in an amount equal to $0.00191781 per share of Common Stock, per day (which represents an annualized distribution yield of 7% based on HMS Income Fund’s current public offering price of $10.00 per share of Common Stock, if it were maintained everyday for a twelve-month period). Distributions will be paid on the first business day following the completion of each month to which they relate. All distributions will be paid in cash or reinvested in Common Stock for those participating in HMS Income Fund’s distribution reinvestment plan.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the "Risk Factors" section of HMS Income Fund’s Annual Report on Form 10-K for the year ended December 31, 2013 and quarterly reports filed on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and HMS Income Fund undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Second Amendment to Senior Secured Revolving Credit Agreement, dated as of September 22, 2014, by and among HMS Income Fund, Inc., as borrower, the financial institutions party thereto as lenders, Capital One, National Association, as Lead Arranger, Sole Book Runner and Administrative Agent, and HMS Equity Holding, LLC as Guarantor.

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

September 25, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary